UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 22, 2021

PATRIOT NATIONAL BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Connecticut	000-29599	06-1559137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Bedford Street, Stamford, Connecticut	06901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 324-7500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PNBK	NASDAQ Global Market

Section 5 – Corporate Governance and Management
Item 5.07.	Submission of Matters to a Vote of Security Holders.

On December 22, 2021, Patriot National Bancorp, Inc. (the “Company”) held its 2021 Annual Meeting of Shareholders. The matters listed below were submitted to a vote of the shareholders. A majority of the shareholders of the Company, which beneficially own approximately 76.47% of its outstanding voting stock, voted in favor of these resolutions.

The final results of the shareholders’ votes are as follows:

(1) To elect five (5) directors to serve until the Company’s Annual Meeting of Shareholders to be held in 2022 and until their successors are elected.

NAME OF DIRECTOR	VOTES FOR	VOTES WITHHELD

Michael A. Carrazza	2,329,764	131,637
Robert G. Russell, Jr.	2,419,657	41,744
Edward N. Constantino	2,380,803	80,598
Emile Van den Bol	2,341,412	119,989
Michael J. Weinbaum	2,398,637	62,764

(2) To approve and ratify the appointment RSM US LLP to serve as the independent registered public accounting firm for the Company for the 2021 fiscal year.

VOTES FOR	3,001,537
VOTES AGAINST	187
ABSTAINED/WITHHELD	17,674

(3) To approve and ratify the amendment and restatement of the Company’s 2012 Stock Plan and be renamed as 2020 Restricted Stock Award Plan.

VOTES FOR	1,770,168
VOTES AGAINST	671,557
ABSTAINED/WITHHELD	19,676

(4) To hold an advisory, non-binding vote to approve the executive compensation described in the proxy statement (“Say-on-Pay”).

VOTES FOR	2,399,529
VOTES AGAINST	42,199
ABSTAINED/WITHHELD	19,673

(5) To hold an advisory, non-binding vote regarding how frequently advisory votes on executive compensation should be held (“Say-on-Frequency”).

VOTES FOR 1 YEAR	1,065,863
VOTES FOR 2 YEARS	794
VOTES FOR 3 YEARS	1,394,420
ABSTAINED	324

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT NATIONAL BANCORP, INC.

Date: December 22, 2021	By:	/s/ Robert G. Russell, Jr.
Robert G. Russell, Jr. President and Chief Executive Officer